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                                                                 EXHIBIT (h)(ii)

State Street Bank and Trust Company
1776 Heritage Drive
North Quincy, MA 02171

Re:      Custody Agreement
         Transfer Agency and Service Agreement
         American Select Funds

Gentlemen:

This is to advise you that effective December 1, 2001, the American Select Funds (the "Funds") will be renamed the American AAdvantage Select Funds, and the American Select Cash Reserve Fund will be renamed the American AAdvantage Money Market Select Fund. In addition, one new series of the American AAdvantage Select Funds will be created as of December 1, 2001, known as the American AAdvantage U.S. Government Money Market Select Fund. In accordance with the Additional Funds provisions of Section 20 of the Custodian Contract dated December 31, 1999 and Section 15 of the Transfer Agency and Services Agreement dated December 31, 1999 between the Funds and State Street Bank and Trust Company, the Funds hereby request that you act as Custodian and Transfer Agent for the new series under the terms of the respective contracts.

Pursuant to Section 20 of the above referenced Custodian Contract and Section 15 of the above referenced Transfer Agency and Services Agreement, the Funds hereby request that Schedule D of the Custodian Contract and Schedule A of the Transfer Agency and Services Agreement be amended and restated as attached.

Please indicate your acceptance of the foregoing by executing two copies of this Letter Agreement, returning one to the Funds and retaining one copy for your records.

American AAdvantage Select Funds

By:
         -------------------------------
         Name: William F. Quinn
         Title: President

Agreed to as of the          day of November, 2001.
                    --------

State Street Bank and Trust Company

By:
         -------------------------------
         Name:
         Title:



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                               CUSTODIAN AGREEMENT
                                   SCHEDULE D


                                   PORTFOLIOS

Name of Portfolio                                    Effective Date

MONEY MARKET SELECT FUND                             DECEMBER 31, 1999

U.S. GOVERNMENT MONEY MARKET SELECT FUND             DECEMBER 1, 2001


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                      TRANSFER AGENCY AND SERVICE AGREEMENT
                                   SCHEDULE A


                                   PORTFOLIOS

Name of Portfolio

MONEY MARKET SELECT FUND

U.S. GOVERNMENT MONEY MARKET SELECT FUND